CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3 of Reed’s, Inc. of our report dated April 2, 2018, relating to the financial statements of Reed’s, Inc. as of December 31, 2017 and 2016 and for the years then ended, which appear in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the Securities and Exchange Commission. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Weinberg & Company, P.A.
Weinberg & Company, P.A.
Los Angeles, California
December 28, 2018